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
Exhibit 16(i) under Form N-1A
Exhibit 99 under Item 601/Reg. S-K

Schedule for Computation of        Initial
Fund Performance Data              Invest of:          $1,000
                                   Offering
Federated Aggressive Growth Fund   Price/Share=        $10.10
Class C Shares
Return Since Inception 11/25/96    NAV=                $9.16
  ending 4/30/97

FYE:  October 31, 1997
                                                       Beginning                 Capital   Reinvest Ending            Total
DECLARED:  Annually                Reinvest            Period     Dividend       Gain      Price    Period   Ending   Investment
PAID:  Annually                    Dates               Shares     /Share         /Share    /Share   Shares   Price    Value
                                   11/30/96            99.000     0.000000000    0.00000   $10.04   99.000   $10.04   $993.96
                                   12/30/96            99.000     0.003000000    0.00000   $9.90    99.030   $9.90    $980.40
                                   12/31/96            99.030     0.000000000    0.00000   $9.89    99.030   $9.89    $979.41
                                   1/31/97             99.030     0.000000000    0.00000   $10.20   99.030   $10.20   $1,010.11
                                   2/28/97             99.030     0.000000000    0.00000   $9.67    99.030   $9.67    $957.62
                                   3/31/97             99.030     0.000000000    0.00000   $9.23    99.030   $9.23    $914.05
                                   4/30/97             99.030     0.000000000    0.00000   $9.16    99.030   $9.16    $907.11


$1,000 (1+T) = Ending Value
T =                                -9.27%


Note:  The Fund has not paid any ST capital gain dividends as of 4/30/97.

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